FILED
     [ILLEGIBLE]
     DEC 9 1987
 SECRETARY OF STATE
CORPORATION DIVISION

                                                                    Exhibit 1(b)

                          SCUDDER STATE TAX FREE TRUST

                 Amended Establishment and Designation of Series
                     of Beneficial Interest, $.O1 Par Value

      The undersigned, being a majority of the Trustees of Scudder State Tax Free Trust, a Massachusetts business trust (the "Trust") acting pursuant to
Section 5.11 of the Amended and Restated Declaration of Trust dated December 9, 1987, (the "Declaration of Trust"), divide, as of December 9, 1987, the shares of beneficial interest of the Trust into six separate series (each individually a "Fund" or collectively the "Funds"), each Fund so created having the following special and relative rights:

      1.    The Funds shall be designated as follows:

            Scudder Massachusetts Tax Free Fund

            Scudder New Jersey Tax Free Fund

            Scudder New York Tax Free Fund

            Scudder New York Tax Free Money Fund

            Scudder Ohio Tax Free Fund

            Scudder Pennsylvania Tax Free Fund

      2. (a) Each Fund (except as set forth below with respect to the Scudder Pennsylvania Tax Free Fund) shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. The assets of each Fund shall not be charged with liabilities attributable to any other Fund. All persons extending credit to or contracting with or having any claim against a Fund shall look only to the assets of that Fund for payment of such credit, contract or claim. Each holder of shares of a Fund shall be entitled to receive his pro-rata share of distributions of income and capital gains made with respect to such Fund. Upon redemption of his shares, or
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indemnification for liabilities incurred by reason of his being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of such Fund. A shareholder of a Fund shall not be entitled to participate in a derivative or class action on behalf of any other Fund or the shareholders of any other Fund.

            (b) With respect to only the Scudder Pennsylvania Tax Free Fund, the following investment restrictions shall be applicable, in addition to all other provisions of this instrument which shall be fully applicable to said Scudder Pennsylvania Tax Free Fund:

                  The Trustees shall have no power to vary the portfolio
            investments of the Scudder Pennsylvania Tax Free Fund except to: (1) eliminate unsafe investments and investments not consistent with the preservation of the capital or tax status of the investments of the Scudder Pennsylvania Tax Free Fund; (2) honor redemption orders, meet anticipated redemption requirements, and negate gains from discount purchases; (3) maintain a constant net asset value per share pursuant to, and in compliance with, an order or rule of the United States Securities and Exchange Commission; (4) reinvest the earnings from securities in like securities; or (5) defray normal administrative expenses.

      3. Shareholders of each Fund shall vote separately as a class on any matter except, consistent with the Investment Company Act of 1940, as amended, (the "Act") and the rules and the Trust's registration statement thereunder, (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all classes, in which case shareholders of the affected classes shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to a Fund, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund entitled to vote on the matter is required.

      4. The shares of the Trust outstanding on December 9, 1987, shall remain classified as shares of the Funds designated in Paragraph 1 above as Scudder Massachusetts Tax Free Fund, Scudder New York Tax Free Fund, Scudder New York Tax Free Money Fund, Scudder Ohio Tax Free Fund, and Scudder Pennsylvania Tax Free Fund as then allocated to such Funds.


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

      5. The assets and liabilities of the Trust existing on December 9, 1987, shall, except as provided below, shall remain allocated to the Funds designated in Paragraph 1 above as Scudder Massachusetts Tax Free Fund, Scudder New York Tax Free Fund, Scudder New York Tax Free Money Fund, Scudder Ohio Tax Free Fund, and Scudder Pennsylvania Tax Free Fund as then allocated and, hereafter, the assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration of Trust, except as provided below.

            (a) Costs incurred in connection with the organization, registration and public offering of shares of Scudder New Jersey Tax Free Fund shall be allocated to and amortized by that fund over the lesser of the life of that fund or the five year period beginning with the month that that fund commences operations.

            (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets.

            (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

      6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund provided that such change shall not adversely affect the rights of shareholders of a Fund.


                                     /s/ David S. Lee
                                     ---------------------------
                                     David S. Lee


                                     /s/ Amey A. DeFriez
                                     ---------------------------
                                     Amey A. DeFriez


                                     /s/ Dawn-Marie Driscoll
                                     ---------------------------
                                     Dawn-Marie Driscoll


                                     /s/ Peter B. Freeman
                                     ---------------------------
                                     Peter B. Freeman


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

                                     /s/ George S. Johnston
                                     ---------------------------
                                     George S. Johnston


                                     /s/ Dudley H. Ladd
                                     ---------------------------
                                     Dudley H. Ladd


                                     /s/ Wesley W. Marple, Jr.
                                     ---------------------------
                                     Wesley W. Marple, Jr.


                                     /s/ August R. Meyer
                                     ---------------------------
                                     August R. Meyer


                                     /s/ Juris Padegs
                                     ---------------------------
                                     Juris Padegs

            Date: December 9, 1987


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